UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2011

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On August 22, 2011, WESCO Distribution, Inc. (“WESCO Distribution”), a wholly-owned subsidiary of WESCO International, Inc. (the “Company”), and certain other subsidiaries of the Company entered into a $400.0 million revolving credit facility (the “Revolving Credit Facility”), which includes a letter of credit sub-facility of up to $80.0 million, pursuant to the terms and conditions of a Credit Agreement, dated as of August 22, 2011 (the “Credit Agreement”), by and among WESCO Distribution, the other U.S. Borrowers party thereto, WESCO Distribution Canada LP, as Canadian Borrower (“WESCO Canada”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (the “Canadian Administrative Agent”). The Revolving Credit Facility contains an accordion feature allowing WESCO Distribution to request increases to the borrowing commitments under the Credit Facility of up to $100.0 million in the aggregate. The Revolving Credit Facility replaces WESCO Distribution’s $375.0 million revolving credit facility originally entered into on November 1, 2006 (as amended, the “Prior Credit Facility”) and otherwise due to expire in November 2013.

The Revolving Credit Facility matures in August 2016 and is collateralized by (i) substantially all assets of WESCO Distribution and its subsidiaries which are party to the credit agreement other than WESCO Canada, other than real property, intellectual property and accounts receivable sold or intended to be sold pursuant to WESCO Distribution’s accounts receivable securitization facility (the “Receivables Facility”), and (ii) substantially all assets of WESCO Canada. The obligations of WESCO Distribution and the other U.S. borrowers under the Revolving Credit Facility have been guaranteed by the Company and certain of WESCO Distribution’s subsidiaries. The obligations of WESCO Canada under the Revolving Credit Facility have been guaranteed by certain of WESCO Canada’s subsidiaries. The Revolving Credit Facility consists of two separate sub-facilities: (i) a Canadian sub-facility with a borrowing limit of up to $175.0 million and (ii) a U.S. sub-facility with a borrowing limit at any given time of up to $400.0 million less the amount of outstanding borrowings under the Canadian sub-facility at that time. Availability under the Revolving Credit Facility is based upon the amount of eligible inventory and receivables applied against certain advance rates. The applicable interest rate for borrowings under the Revolving Credit Facility includes interest rate spreads based on available borrowing capacity that range between 1.50% and 2.00% for LIBOR-based borrowings and 0.50% and 1.00% for prime rate-based borrowings. The otherwise applicable interest rate is reduced by 0.25% if the Company’s leverage ratio (as calculated under the Revolving Credit Facility) falls below a ratio of 2.5 to 1.0.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on WESCO Distribution, the Company and certain of the Company’s other subsidiaries (collectively, the “WESCO Loan Parties”) with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. The Company is permitted to pay dividends, repurchase common stock or repurchase indebtedness without limitation so long as pro forma combined availability under the Revolving Credit Facility and the Receivables Facility exceeds $125.0 million and the adjusted fixed charge ratio (as calculated under the Revolving Credit Facility) is not less than a ratio of 1.1 to 1.0.

The Credit Agreement provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the WESCO Loan Parties is materially incorrect, the occurrence of an event of default under certain other indebtedness of WESCO Loan Parties, the commencement of certain insolvency or receivership events affecting any of the WESCO Loan Parties and the occurrence of a change in control of any of the WESCO Loan Parties (subject to certain permitted transactions as described in the Credit Agreement). Upon the occurrence of an event of default, the commitments of the lenders may be terminated, and all outstanding obligations of the WESCO Loan Parties under the Revolving Credit Facility may be declared immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference. In addition, on August 23, 2011, the Company issued a press release regarding the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference.

Amendment to Accounts Receivable Securitization Facility

On August 22, 2011, WESCO Distribution entered into an amendment of the Receivables Facility pursuant to the terms and conditions of a Fourth Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of August 22, 2011 (the “Amendment”), by and among WESCO Receivables Corp., WESCO Distribution, the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator. The Amendment, among other things, adds to the Receivables Facility an accordion feature allowing WESCO Distribution to request increases to the purchase commitments under the Receivables Facility of up to $100.0 million in the aggregate and extends the term of the Receivables Facility to August 2014. The Amendment also reduced the interest rate spread and commitment fee from 1.75% to 1.10% and from 0.75% to 0.55%, respectively. Substantially all other terms and conditions of the Receivables Facility remain unchanged.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.2, which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Contract.

Effective August 22, 2011, the Third Amended and Restated Credit Agreement, dated as of November 1, 2006 (as amended, the “Prior Credit Agreement”), by and among WESCO Distribution, certain of WESCO Distribution’s subsidiaries, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time, General Electric Capital Corporation, as Agent and U.S. lender, GECC Capital Markets Group, Inc., as Lead Arranger, and GE Canada Finance Holding Company, as Canadian Agent and a Canadian Lender, was terminated. The Prior Credit Agreement, which provided for the Prior Credit Facility, was due to expire in November 2013 and was replaced by the Credit Agreement described under Item 1.01 above. The Prior Credit Agreement provided for maximum borrowings of $375.0 million, a floating interest rate on based on LIBOR and customary financial and other covenants and events of default. WESCO Distribution was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Facility as of the date of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Credit Agreement, dated as of August 22, 2011, by and among WESCO Distribution, Inc., the other U.S. Borrowers party thereto, WESCO Distribution Canada LP, as Canadian Borrower, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent.

Exhibit 10.2	Fourth Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of August 22, 2011, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator.

Exhibit 99.1	Press Release dated August 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Daniel A. Brailer
Daniel A. Brailer
Vice President, Treasurer, Investor Relations and Corporate Affairs

Dated: August 24, 2011